As filed with the Securities and Exchange Commission on July 10, 1998
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------

                           MIDWEST BANC HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                               36-3252484
  (State or Other Jurisdiction        501 West North Avenue     (I.R.S. Employer
of Incorporation or Organization) Melrose Park, Illinois 60160   Identification
                                                                       No.)
    (Address, including zip code of registrant's principal executive office)
                              --------------------

                           MIDWEST BANC HOLDINGS, INC.
                           EMPLOYEES' RETIREMENT PLAN
                            (Full title of the plan)
                                   ----------

                                 Robert L. Woods
                      President and Chief Executive Officer
                           MIDWEST BANC HOLDINGS, INC.
                              501 West North Avenue
                          Melrose Park, Illinois 60160
                                 (708) 865-1053
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies To:

                              Steven J. Gray, Esq.
                        Vedder, Price, Kaufman & Kammholz
                            222 North LaSalle Street
                                   Suite 2500
                             Chicago, Illinois 60601
                                 (312) 609-7500
                                   ----------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                              Amount to          Proposed Maximum          Proposed Maximum               Amount of
   Title of Securities           be                 Offering             Aggregate Offering            Registration
   to Be Registered         Registered(1)      Price Per Share (2)             Price (2)                     Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value       100,000             $17.875                    $1,787,500                    $528
$.01 per share
------------------------------------------------------------------------------------------------------------------------------------
(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
====================================================================================================================================

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)

                                   PROSPECTUS



Note: The documents containing the information required by this section will be given to employees eligible to participate in the Midwest Banc Holdings, Inc. Employees' Retirement Plan (the "401(k) Plan") and are not required to be filed with the Securities and Exchange Commission (the "Commission") as a part of the Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission by Midwest Banc Holdings, Inc., a Delaware corporation (the "Company") are incorporated, as of their respective dates, in this Registration Statement by reference:

         A. The Prospectus, dated February 23, 1998, filed pursuant to Rule 424(b)(4) in connection with the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-42827).

         B. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since February 23, 1998.

         C. The description of the Company's Common Stock contained in the Company's Registration Statement filed with the Commission pursuant to Section 12 of the Exchange Act on Form 8-A
                  (Reg. No. 001-13735) and all amendments or reports filed for the purpose of updating such description.

         D. The 401(k) Plan Annual Report on Form 11-K (Reg. No. 001-13735) for the year ended December 31, 1997, filed pursuant to Section 15(d) of the Exchange Act.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Certificate of Incorporation provides that no Director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that Directors will have liability (i) for any breach of a Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law ("DGCL"), or (iv) for any transaction from which the Director derived an improper personal benefit.

         The By-Laws provide that the Company will indemnify, to the full extent permitted under the DGCL, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Company, or is or was serving at the Company's request as a Director, officer, employee or agent of another corporation or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding may be paid by the Company in advance of a final disposition in accordance with the DGCL. The indemnification and advancement of expenses provided by the By-Laws are not to be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, statute, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be such Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The Company may purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the By-Laws. The provisions of the By-Laws are deemed a contract between the Company and each Director, officer, employee and agent who serves in any such capacity at any time while the By-Laws and relevant provisions of the DGCL, or other applicable law, if any, are in effect, and any repeal or modification of any such law or of the By-Laws will not affect any right or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of Registration Statement No. 333-42827).

         4.2 By-Laws, as amended (incorporated by reference to Exhibit 3.2 of Registration Statement No. 333-42827).

         4.3 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Registration Statement 333-42827).

         23       Consent of Crowe, Chizek and Company LLP.

         24 Power of Attorney (included on the signature pages of the Registration Statement).

         99       The Midwest Banc Holdings, Inc. Employees' Retirement Plan.

         The Registrant hereby undertakes that it will submit or has submitted the 401(k) Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the 401(k) Plan.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melrose Park, State of Illinois, on this 10th day of July, 1998.

                                    MIDWEST BANC HOLDINGS, INC.



                                    By:/s/ Robert L. Woods
                                       -----------------------------------------
                                           Robert L. Woods
                                           President and Chief Executive Officer

         We, the undersigned directors of Midwest Banc Holdings, Inc., and each of us, do hereby constitute and appoint each and any of Robert L. Woods and Edward H. Sibbald, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                     Title                         Date
   ---------                     -----                         ----


/s/ E.V. Silveri
------------------------      Chairman of the Board         July 1, 1998
     E.V. Silveri


/s/  Robert L. Woods
------------------------      Director, President and       July 1, 1998
     Robert L. Woods          Chief Executive Officer


/s/  Angelo A. DiPaolo
------------------------      Director                      July 3, 1998
      Angelo A. DiPaolo


/s/  Daniel Nagle
------------------------      Director                      July 6, 1998
     Daniel Nagle


/s/  Joseph Rizza
------------------------      Director                      July 2, 1998
     Joseph Rizza

      Signature                      Title                      Date


/s/  LeRoy Rosasco
------------------------            Director                July 3, 1998
     LeRoy Rosasco


/s/  Robert D. Small
------------------------            Director                July 2, 1998
     Robert D. Small


/s/  Leon Wolin
------------------------            Director                July 2, 1998
     Leon Wolin


/s/  Edward H. Sibbald
------------------------      Executive Vice President      July 1, 1998
     Edward H. Sibbald       and Chief Financial Officer


/s/  Daniel R. Kadolph
------------------------   Vice President and Comptroller   July 1, 1998
     Daniel R. Kadolph

         Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melrose Park, State of Illinois, on the 10th day of July, 1998.


                                                   MIDWEST BANC HOLDINGS, INC.
                                                   EMPLOYEES' RETIREMENT PLAN



                                                   MIDWEST TRUST SERVICES, INC.

                                                   By:/s/ Brad A. Luecke
                                                   -----------------------------
                                                   Brad A. Luecke, Trust Officer

                                INDEX TO EXHIBITS


      Exhibit                             Description of Exhibit
      Number

         4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of Registration Statement No. 333-42827).

         4.2 By-Laws, as amended (incorporated by reference to Exhibit 3.2 of Registration Statement No. 333-42827).

         4.3 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Registration Statement 333-42827).

         23       Consent of Crowe, Chizek and Company LLP.

         24 Power of Attorney (included on the signature pages of the Registration Statement).

         99       The Midwest Banc Holdings, Inc. Employees' Retirement Plan.